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                                                             EXHIBIT 3.15



                                       BY-LAWS
                                          OF
                                STADIA COLORADO CORP.


I.    IDENTIFICATION

      1. NAME. The name of the Corporation is STADIA COLORADO CORP. (hereinafter referred to as the "Corporation").

      2. PRINCIPAL OFFICE AND RESIDENT AGENT. The post office address of the principal office of the Corporation is 65 Sheridan Boulevard, Lakewood, Colorado 80215; and the name and post office address of its Resident Agent in charge of such office is Charles J. Osborn, Box 19176, Denver, Colorado 80219.

      3. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Stadia Colorado Corp." and about the lower periphery thereof the word "Colorado". In the center of the seal shall appear the words "Corporate Seal".

      4. FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of April in each year and end on the 31st day of March next succeeding.

II.   CAPITAL STOCK

      1. CONSIDERATION FOR SHARES. The Board of Directors shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by the Board pursuant to the provisions of the Articles of Incorporation.

      2. PAYMENT FOR SHARES. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Capital Stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of a corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the Capital Stock of the Corporation.

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      3.   CERTIFICATES FOR SHARES.  Each holder of Capital Stock of the
Corporation shall be entitled to a certificate, signed by the President and the Secretary of the Corporation, with the seal of the Corporation thereunto affixed, certifying the number of shares owned by him in the Corporation.

      4. TRANSFER OF STOCK. Subject to the restrictions contained the Articles of Incorporation and these By-Laws, the Capital stock of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President or Secretary of the Corporation.

      5. RESTRICTIONS ON TRANSFER. If any shareholder, his heirs, assigns, administrators, executors or successors in interest desires to sell or otherwise transfer all or any part of his stock in the Corporation to one other than an existing shareholder, the Corporation shall have the first right to purchase the same. Such shareholder, his heirs, assigns, administrators, executors or successors in interest shall give the Secretary of the Corporation and all members of the Board of Directors notice in writing of his intention to transfer his stock, the price at which the proposed sale is to be made and the name of the prospective transferee. The Corporation shall then have 30 days after receipt of said notice within which to acquire said stock on the same terms and conditions as are set out in said notice.

III.  MEETINGS OF SHAREHOLDERS

      1. PLACE OF MEETINGS. All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Colorado, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat.

      2. ANNUAL MEETING. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held the first ___________ in __________ of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

      3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by the shareholders holding not less than one-fourth of all the shares of Capital Stock outstanding.

      4. NOTICE OF MEETINGS. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the

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meeting, to each holder of the Capital Stock of the Corporation, at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

      5. VOTING RIGHTS. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Capital Stock of the Corporation shall have the right at all meetings of the Shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

      6. PROXIES. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

      7. QUORUM. Unless otherwise provided by the Articles of Incorporation, at any meeting of Shareholders, a majority of the shares of the Capital Stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

IV.   THE BOARD OF DIRECTORS

      1. MANAGEMENT. The business and affairs of the Corporation shall be managed by a Board of three Directors. Each shall hold office until the next annual meeting of shareholders.

      2. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 3 of this Article.

      3. OTHER MEETINGS. Other meetings of the Board of Directors may be held upon the call of the President, or of two or more members of the Board of Directors, at any place within or without the State of Colorado, upon five
(5) days' notice, specifying the time, place, and general purposes of the meeting, given to each Director, either personally, by mailing or by telegram. At any meeting at which all Directors are present, notice of the time, place, and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent Directors, either by written instrument or by telegram.

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      4.   QUORUM.  At any meeting of the Board of Directors, the presence of a majority of the members of the Board of Directors then qualified and acting shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

      5. ACTION WITHOUT MEETING. Any action that maybe taken by the Board maybe taken without a meeting if a consent in writing shall be signed by all Directors.

      6. COMPENSATION. By Resolution of the Board of Directors each Director maybe paid his expenses, if any, of attendance at each meeting of the Board and maybe paid a stated salary as Director or a fixed sum for attendance or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

V.    THE OFFICERS OF THE CORPORATION

      1. OFFICERS. The officers of the Corporation shall consist of a President, a Vice-President, and a Secretary-Treasurer. The Board of Directors by resolution, may create and define duties of other officers of the Corporation and may elect or appoint persons to fill such offices.

      2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

      3. THE PRESIDENT. The President shall preside at all meetings of the Shareholders, discharge all the duties which devolve upon a presiding officer, and perform such other duties as these By-Laws provide or the Board of Directors may prescribe.

      The President shall preside at all meetings of the Board of Directors if present.

      The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Colorado Corporation Code, CRS 1963, Chapter 31, as amended, the Articles of Incorporation and these By-Laws.

      4. THE VICE-PRESIDENT. The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

      5. THE SECRETARY-TREASURER. The Secretary shall have the custody and care of the corporate seal, records, minutes, and stock books of the Corporation. He shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings. He

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shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

      The Treasurer shall keep correct and complete records of accounting showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep such bank accounts in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     6. DELEGATION OF AUTHORITY. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

     7. SALARIES. Salaries of officers maybe fixed by resolution of the Board of Directors and maybe changed by further resolution at any time.

VI.   CORPORATE BOOKS

      1. PLACE OF KEEPING, IN GENERAL. Except as otherwise provided by the laws of the State of Colorado, by the Articles of Incorporation of the Corporation or by these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Colorado, as the Board of Directors may from time to time by resolution determine.

      2. STOCK REGISTER OR TRANSFER BOOK. The original or duplicate stock register or transfer book shall be kept at the principal office of the Corporation in the State of Colorado.

VII.  CONTRACTS, CHECKS, NOTES, ETC.

      1. IN GENERAL. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any one of the following officers, President or Secretary.

      2. LOANS. Loans shall be contracted on behalf of the Corporation only if authorized by a resolution of the Board of Directors.

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      3.   BANK DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such bank or other depository as is authorized by resolution of the Board of Directors.

VIII. AMENDMENTS

      1. IN GENERAL. The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but such action shall be taken only at a meeting of the Board of Directors specifically called for such purpose.

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